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                                                Exhibit 23.2



                 Form 10-K December 31, 2001



     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (registration statement numbers 33-72832 and 33-59659) and the Registration
Statements on Form S-8 (registration statement numbers 33-
7833, 33-41833, 33-14758, and 33-60099) of Hecla Mining
Company, of our report dated February 1, 2002 relating to the consolidated financial statements of Hecla Mining
Company, which appear in its Annual Report of Form 10-K for the year ended December 31, 2001.



/s/ BDO Seidman, LLP

March 6, 2002
Spokane, Washington